
                                                                                EXHIBIT 10.12



                                  SNYDER OIL CORPORATION

                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                       (Unaudited)


                                                                                                  Six
                                                                                              Months Ended
                                                      Years ended December 31,                  June 30,
                                    --------------------------------------------------------   -----------
                                       1989        1990        1991        1992       1993        1994
                                    ---------   ---------   --------    --------    --------    --------
                                                          (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change               $ 7,321     $ 9,857    $11,439     $17,305     $34,909     $16,949
Interest expense                          761       6,273      8,452       4,997       5,315       3,541
                                      -------     -------    -------     -------     -------     -------
Earnings before fixed charges           8,082      16,130     19,891      22,302      40,224      20,490
                                      =======     =======    =======     =======     =======     =======
Fixed Charges:
Interest expense                          761       6,273      8,452       4,997       5,315       3,541
                                      -------     -------    -------     -------     -------     -------
Total fixed charges                   $   761     $ 6,273    $ 8,452     $ 4,997     $ 5,315     $ 3,541
                                      =======     =======    =======     =======     =======     =======

Ratio of earnings
  to fixed charges                      10.62        2.57       2.35        4.46        7.57        5.79




                                                                        EXHIBIT 10.12

                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)


                                                                                                   Six
                                                                                               Months Ended
                                                      Years ended December 31,                   June 30,
                                     -------------------------------------------------------   -----------
                                       1989        1990       1991        1992        1993         1994
                                     --------    --------   --------    --------    --------     --------
                                                           (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change               $ 7,321     $ 9,857    $11,439     $17,305     $34,909     $16,949
Interest expense                          761       6,273      8,452       4,997       5,315       3,541
                                      -------     -------    -------     -------     -------     -------
Earnings before fixed charges           8,082      16,130     19,891      22,302      40,224      20,490
                                      =======     =======    =======     =======     =======     =======
Fixed Charges:
Interest expense                          761       6,273      8,452       4,997       5,315       3,541
Preferred stock dividends                   0           0        453       4,800       9,100       5,475
                                      -------     -------    -------     -------     -------     -------
Total fixed charges                   $   761     $ 6,273    $ 8,905     $ 9,797     $14,415     $ 9,016
                                      =======     =======    =======     =======     =======     =======

Ratio of earnings
  to combined fixed charges
  and preferred dividends               10.62        2.57       2.23        2.28        2.79        2.27
                                      =======     ======     =======     =======     =======     =======


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